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                                                                    EXHIBIT 23.2

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTS


We hereby consent to the inclusion in the registration statement of Regions Financial Corporation and in the related Proxy Statement-Prospectus of Meigs County Bancshares, Inc. and Regions Financial Corporation of our report dated January 21, 1998, on the consolidated financial statements of Meigs County Bancshares, Inc., as of December 31, 1997 and 1996, and for the three year period ended December 31, 1997. We also consent to the reference to our firm under the heading "Experts" in the Proxy Statement-Prospectus.


                                            /s/ HAZLETT, LEWIS & BIETER, PLLC


                                                HAZLETT, LEWIS & BIETER, PLLC


Chattanooga, Tennessee
November 9, 1998